                                                                   EXHIBIT 10.1a

                                                                  EXECUTION COPY

                                  $350,000,000

                                CREDIT AGREEMENT

                           Dated as of March 26, 2002

                                      Among

                              STEEL DYNAMICS, INC.

                                   as Borrower

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                    SWING LINE BANK NAMED OR DESCRIBED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                               JPMORGAN CHASE BANK

                               as Collateral Agent

                                       and

                               JPMORGAN CHASE BANK

                             as Administrative Agent

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Documentation Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                        as Arranger and Syndication Agent

                                TABLE OF CONTENTS


SECTION                                                                                 PAGE

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms...................................................    2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions..............   28
SECTION 1.03. Accounting Terms........................................................   28

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit..................................   28
SECTION 2.02. Making the Advances.....................................................   31
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit......   34
SECTION 2.04. Repayment of Advances...................................................   35
SECTION 2.05. Termination or Reduction of the Commitments.............................   38
SECTION 2.06. Prepayments.............................................................   38
SECTION 2.07. Interest................................................................   41
SECTION 2.08. Fees....................................................................   42
SECTION 2.09. Conversion of Advances..................................................   43
SECTION 2.10. Increased Costs, Etc....................................................   44
SECTION 2.11. Payments and Computations...............................................   45
SECTION 2.12. Taxes...................................................................   46
SECTION 2.13. Sharing of Payments, Etc................................................   49
SECTION 2.14. Use of Proceeds.........................................................   50
SECTION 2.15. Defaulting Lenders......................................................   50
SECTION 2.16. Evidence of Debt........................................................   52

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit.....................   53
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal.........   60
SECTION 3.03. Determinations Under Section 3.01.......................................   61

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower..........................   61

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants...................................................   68
SECTION 5.02. Negative Covenants......................................................   73
SECTION 5.03. Reporting Requirements..................................................   81
SECTION 5.04. Financial Covenants.....................................................   85

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default.......................................................   86
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default................   89

                                   ARTICLE VII

                                THE AGENTS, ETC.

SECTION 7.01. Authorization and Action................................................   90
SECTION 7.02. Reliance, Etc...........................................................   90
SECTION 7.03. Morgan Stanley Senior Funding, Inc., JPMorgan Chase and Affiliates......   91
SECTION 7.04. Lender Party Credit Decision............................................   91
SECTION 7.05. Indemnification.........................................................   91
SECTION 7.06. Successor Agents........................................................   93
SECTION 7.07. The Arranger, the Syndication Agent and the Documentation Agent.........   93

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc........................................................    93
SECTION 8.02. Notices, Etc...........................................................    94
SECTION 8.03. No Waiver; Remedies....................................................    95
SECTION 8.04. Costs and Expenses.....................................................    95
SECTION 8.05. Right of Set-off.......................................................    97
SECTION 8.06. Binding Effect.........................................................    97
SECTION 8.07. Assignments and Participations.........................................    97
SECTION 8.08. Execution in Counterparts..............................................   100
SECTION 8.09. No Liability of the Issuing Banks......................................   100
SECTION 8.10. Confidentiality........................................................   101

SECTION 8.11. Release of Collateral..................................................   101
SECTION 8.12. Jurisdiction, Etc......................................................   101
SECTION 8.13. GOVERNING LAW..........................................................   102
SECTION 8.14. WAIVER OF JURY TRIAL...................................................   103

SCHEDULES

Schedule I              -      Commitments and Applicable Lending Offices
Schedule II             -      Subsidiary Guarantors
Schedule III            -      Adjustments to EBITDA
Schedule 3.01(l)        -      Hedge Agreements
Schedule 4.01(b)        -      Subsidiaries
Schedule 4.01(d)        -      Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)        -      Disclosed Litigation
Schedule 4.01(p)        -      Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)        -      Environmental Disclosure
Schedule 4.01(r)        -      Open Years
Schedule 4.01(t)        -      Existing Debt
Schedule 4.01(u)        -      Surviving Debt
Schedule 4.01(v)        -      Liens
Schedule 4.01(w)        -      Owned Real Property
Schedule 4.01(x)(i)     -      Leased Real Property
Schedule 4.01(x)(ii)    -      Leased Property
Schedule 4.01(y)        -      Investments
Schedule 4.01(z)        -      Intellectual Property
Schedule 4.01(aa)       -      Material Contracts

EXHIBITS

Exhibit A-1            -       Form of Revolving Credit Note
Exhibit A-2            -       Form of Term A Note
Exhibit A-3            -       Form of Term B Note
Exhibit B              -       Form of Notice of Borrowing
Exhibit C              -       Form of Assignment and Acceptance
Exhibit D              -       Form of Security Agreement
Exhibit E              -       Form of Subsidiary Guaranty
Exhibit F              -       Form of Mortgage
Exhibit G              -       Form of Solvency Certificate
Exhibit H-1            -       Form of Opinion of Barrett & McNagny, LLC,
                               Counsel to the Loan Parties
Exhibit H-2            -       Form of Opinion of Latham & Watkins,
                               Counsel to the Loan Parties
Exhibit I              -       Form of Opinion of Barrett & McNagny, LLC,
                               local counsel to the Loan Parties

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of March 26, 2002 among Steel Dynamics, Inc., an Indiana corporation (the "BORROWER"), the banks, financial institutions and other lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES"), the Swing Line Bank (as hereinafter defined), JPMorgan Chase Bank ("JPMORGAN CHASE"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, in such capacity, the "COLLATERAL AGENT"), and JPMorgan Chase, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, in such capacity, the "ADMINISTRATIVE AGENT" and, together with the Collateral Agent, the "AGENTS") for the Lender Parties (as hereinafter defined) and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent.

PRELIMINARY STATEMENTS:

            (1) The Borrower has entered into (a) a Credit Agreement (Amended and Restated) dated as of June 30, 1997 (as amended, supplemented or otherwise modified through the date hereof, the "EXISTING 1997 CREDIT AGREEMENT") with the lenders party thereto from time to time, Mellon Bank, N.A., as agent for the lenders party thereto and as issuing bank thereunder, Kreditanstalt Fur Weideraufbau and Comerica Bank, as senior co-agents, and Banque Nationale de Paris, NBD Bank, N.A. and The Industrial Bank of Japan, Limited, as co-agents and (b) a Credit Agreement dated as of May 5, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "EXISTING 2000 CREDIT AGREEMENT" and collectively with the Existing 1997 Credit Agreement, the "EXISTING BORROWER CREDIT AGREEMENTS") with the lenders party thereto from time to time, Mellon Bank, N.A., as agent for the lenders party thereto, and Kreditanstalt Fur Weideraufbau and Mellon Bank, N.A., as arrangers.

            (2) The Borrower desires to refinance the indebtedness outstanding under the Existing Borrower Credit Agreements (the "REFINANCING") and, to effect a portion of the Refinancing, concurrently herewith the Borrower is issuing $200,000,000 of unsecured senior notes due 2009 pursuant to the Indenture referred to in Section 1.01 below (the "SENIOR NOTES").

            (3) The Borrower has requested that, to effect the balance of the Refinancing and to provide ongoing working capital financing to the Borrower and (to the extent expressly permitted herein) the Subsidiary Guarantors (as hereinafter defined), the Lender Parties (as hereinafter defined) make loans and other financial accommodations to or for the benefit of the Borrower in an aggregate amount up to $350,000,000 and the Lender Parties have agreed to make such loans and financial accommodations, but only on and subject to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ADJUSTED EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) excluding any extraordinary, unusual or nonrecurring gains and any extraordinary, unusual or nonrecurring losses comprised of Non-Cash Charges, (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period (and, in the case of clauses (b) through (e), to the extent deducted in determining the net income described in clause (a)) plus, for the periods indicated on
      Schedule III hereto, adjustments in the amounts set forth therein.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at its offices in New York, New York, as confirmed by the Administrative Agent in writing to the Lender Parties or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

            "ADVANCE" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENTS" has the meaning specified in the recital of parties to this Agreement.

            "AGREEMENT" means this Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, and (ii) such Loan Party or Subsidiary was the sole "Affected Party"; or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds
      (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means (a) with respect to the Term B Facility, 2.75% per annum for Base Rate Advances and 3.75% per annum for Eurodollar Rate Advances, and (b) with respect to the Term A Facility and the Revolving Credit Facility, during the period from the Effective Date until the six-month anniversary of the Effective Date, 2.25% per annum for Base Rate Advances and 3.25% per annum for Eurodollar Rate Advances, and thereafter, a percentage per annum determined by reference to the Total Debt/Adjusted EBITDA Ratio as set forth below:

                                          BASE RATE ADVANCES              EURODOLLAR RATE ADVANCES
                                          ------------------              ------------------------
Level I                                    .75%                           1.75%
less than 3.0 : 1.0

Level II                                  1.00%                           2.00%
3.0 : 1.0 or greater,
but less than 3.5 : 1.0

Level III
3.5 : 1.0 or greater,
but less that 4.0 : 1.0                   1.25%                           2.25%

Level IV
4.0 : 1.0 or greater,
but less that 4.5 : 1.0                   1.50%                           2.50%

Level V
4.5 : 1.0 or greater,
but less that 5.0 : 1.0                   1.75%                           2.75%

Level VI
5.0 : 1.0 or greater,
but less that 5.5 : 1.0                   2.00%                           3.00%

Level VII                                 2.25%                           3.25%
5.5 : 1.0 or greater

      In respect of the Term A Facility and the Revolving Credit Facility, the Applicable Margin for each Base Rate Advance shall be determined by reference to the ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Advance; provided, however, that in any event, (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such ratio, and (b) the Applicable Margin shall be at Level VII for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (a) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

            "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A, Term B or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and
      (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

            "APPROVED FUND" means (a) any CLO and (b) with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "ARRANGER" means Morgan Stanley Senior Funding, Inc.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and (to the extent required) accepted by the Administrative Agent, in accordance with
      Section 8.07 and in substantially the form of Exhibit C hereto.

            "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the Prime Rate; and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

                        If for any reason the Administrative Agent shall have
            determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Mellon Bank, N.A. at its office at Three Mellon Bank Center, Pittsburgh, Pennsylvania, as confirmed in writing by the Borrower to the Administrative Agent, or such other account as the Borrower shall specify in writing to the Administrative Agent.

            "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, a day on which dealings are carried on in the London interbank market.

            "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of the Subsidiary Guarantors free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
      (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
      1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower; (b) individuals who on the Effective Date constitute the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination by the board of directors of the Borrower for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the members of the board of directors of the Borrower then in office who either were members of the board of directors of the Borrower on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office; (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or (d) any "Change of Control" or "Change in Control" as defined in the Indenture or under any other Indebtedness permitted under this Agreement.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

            "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

            "CONFIDENTIAL INFORMATION" has the meaning specified in Section
      8.10.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement (other than Obligations to make take-or-pay or similar payments contained in natural gas, processed gas or electricity contracts entered into by such Person in the ordinary course of business not inconsistent with the prior practice of such Person) or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

            "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and
      (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
      (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "DEBT FOR BORROWED MONEY" of any Person means, without duplication,
      (a) all items described in clauses (a), (c), (e), (f) and, to the extent it supports an obligation of the type described in any of clauses (a),
      (c), (e) and (f), any item described in clause (i) or (j), in each case of the definition of Debt and (b) all monetary obligations under the IDI Settlement Agreement.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DEFAULT TERMINATION NOTICE" has the meaning specified in Section 2.01(e).

            "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
      (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(f).

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied.

            "ELIGIBLE ASSIGNEE" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term B Advances and any Approved Fund) as approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing at the time of such assignment, by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, however, that (a) neither any Loan Party nor any Affiliate of a Loan

      Party shall qualify as an Eligible Assignee under this definition and (b) no approval of the Administrative Agent or the Borrower shall be required for assignments to Affiliates or Approved Funds of Lender Parties or for assignments to Lenders (except that approval of the Administrative Agent shall be required for any assignment of a Revolving Credit Commitment to any such Person that is not an existing Revolving Credit Lender).

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Security Agreement.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

           "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 of the Dow Jones Market Screen Service (or any successor) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the

      Eurodollar Rate Reserve Percentage for such Interest Period. In the event that any such rate is not available at such time for any reason, then "Eurodollar Rate" with respect to such Borrowing for such Interest Period shall be the rate at which deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCESS CASH FLOW" means, for any period,

                  (a) the sum (without duplication) of:

                        (i) Consolidated net income (or loss) of the Borrower
                  and its Subsidiaries for such period, adjusted to exclude any gains or losses attributable to any events giving rise to prepayments made pursuant to Section 2.06(b) plus

                        (ii) the aggregate amount of all Non-Cash Charges
                  deducted in arriving at such Consolidated net income (or loss) plus

                        (iii) if there was a net increase in Consolidated
                  Current Liabilities (excluding Debt) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

                        (iv) if there was a net decrease in Consolidated Current
                  Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease less

                  (b) the sum (without duplication) of:

                        (i) the aggregate amount of all non-cash credits
                  included in arriving at such Consolidated net income (or loss) plus

                        (ii) if there was a net decrease in Consolidated Current
                  Liabilities (excluding Debt) of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

                        (iii) if there was a net increase in Consolidated
                  Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

                        (iv) any capital expenditures made pursuant to Section
                  5.02(p) during such period (except to the extent financed with Funded Debt other than Advances), plus

                        (v) the aggregate principal amount of Funded Debt repaid
                  or prepaid by the Borrower and its Consolidated Subsidiaries, excluding, (i) Funded Debt in respect of the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances or in respect of any other revolving credit facility, (ii) Funded Debt refinanced with other Debt and (iii) Funded Debt in respect of the Term Facilities to the extent prepaid pursuant to Section 2.06(b).

            "EXCLUDED SUBSIDIARIES" means, collectively, (a) Paragon Steel Enterprises LLC, an Indiana limited liability company, and (b) New Millenium Building Systems LLC, an Indiana limited liability company.

            "EXISTING 1997 CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements hereto.

            "EXISTING 2000 CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements hereto.

            "EXISTING BORROWER CREDIT AGREEMENTS" has the meaning specified in the Preliminary Statements hereto.

            "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

            "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds in excess of $10,000,000, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include (a) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (i) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss or (ii) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto, and (b) any amounts received by the Borrower pursuant to the Mitsubishi Settlement Agreement.

            "FACILITIES DEBT/LOAN PARTIES ADJUSTED EBITDA RATIO" means, at any date of determination, the ratio of all Debt outstanding under the Facilities (including the Available Amount of any outstanding Letters of Credit) as at such date of determination to Consolidated Adjusted EBITDA of the Loan Parties for the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, and the immediately preceding three fiscal quarters.

            "FACILITY" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" means, collectively, (a) the fee letter dated February 4, 2002 between the Borrower and the Arranger, as amended, supplemented or otherwise modified from time to time, (b) the letter dated February 15, 2002 among the Borrower, the Arranger and the Administrative Agent, as amended, supplemented or otherwise modified from time to time and (c) the fee letter dated February 26, 2002 between the Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

            "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) the sum, without duplication, of (i) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) rentals payable under leases of real or personal, or mixed, property plus (iii) scheduled principal amounts payable with respect to all Debt for Borrowed Money, plus (iv) any capital expenditures made, in each case, of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be; provided that there shall be excluded from the amount of capital expenditures determined under clause (iv) above, solely for the calculation of the Fixed Charge Coverage Ratio for each of the four consecutive fiscal quarter periods ended respectively September 30, 2002, December 31, 2002 and March 31, 2003, any capital expenditures made by the Borrower and its Subsidiaries with respect to the Whitley County mini-mill during such periods.

            "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" has the meaning specified in Section 1.03.

            "GUARANTIES" means, collectively, each Subsidiary Guaranty entered into from time to time.

            "GUARANTORS" means the Subsidiary Guarantors.

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

            "HEIDTMAN CONTRACT" means that certain Binding Term Sheet for a Commercial Agreement entered into by and between Heidtman Steel Products, Inc. and the Borrower, dated as of February 14, 2002, as amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "IDI" means Iron Dynamics, Inc., an Indiana corporation which is a wholly-owned Subsidiary of the Borrower on the Effective Date.

            "IDI SETTLEMENT AGREEMENT" means that certain Agreement made and entered into as of the 28th day of January, 2002, by and among IDI, the Borrower, the financial institutions party thereto and Mellon Bank, N.A., as agent for such financial institutions.

            "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

            "INDENTURE" means the Indenture dated as of March 26, 2002 and entered into by and among the Borrower, SDI Investment Company, a Delaware corporation, as guarantor and Fifth Third Bank, as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "INFORMATION MEMORANDUM" means the confidential information memorandum dated February, 2002 used by the Arranger in connection with the syndication of the Commitments.

            "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

            "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(vi).

            "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to
      Section 5.03(b) or (c), as the case may be.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (e) at any one time no more than twelve (12) different
            Interest Periods shall be in effect.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

            "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

            "ISSUING BANK" means the Initial Issuing Bank and any other financial institution approved as an Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which all or a portion of a Letter of Credit Commitment hereunder has been assigned pursuant to
      Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its assumption of such duties, for so long as such Initial Issuing Bank, financial institution or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "JPMORGAN CHASE" has the meaning specified in the recital of parties to this Agreement.

            "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(e)(ii).

            "LENDER PARTY" means any Lender, any Issuing Bank or the Swing Line Bank.

            "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

            "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank or a subsequent Issuing Bank has entered into an Assignment and Acceptance, set forth for each such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $10,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LETTERS OF CREDIT" means, collectively, (i) the letters of credit issued pursuant to Section 2.01(e) hereof from time to time and (ii) that certain Irrevocable Standby Letter of Credit Number SPL90007608, issued on March 8, 2002, on behalf of the Borrower for the benefit of Northeastern Rural Electric Membership Corporation by Harris Trust and Savings Bank, in an aggregate available amount not exceeding $1,500,000.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter and (vi) each Letter of Credit Agreement and
      (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement, (vii) each Secured Hedge Agreement and (viii) each Secured Cash Management Agreement, in each case as amended.

            "LOAN PARTIES" means the Borrower and the Guarantors.

            "MARGIN STOCK" has the meaning specified in Regulation U.

            "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the Transaction.

            "MATERIAL CONTRACT" means, (a) with respect to the Borrower, the Heidtman Contract, and (b) with respect to the Borrower and each other Person, each other contract, if any, to which the Borrower or such Person, as applicable, is a party and which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

            "MITSUBISHI SETTLEMENT AGREEMENT" means that certain Agreement of Termination and Release, dated July 16, 1997 and entered into by and between IDI and Mitsubishi Heavy Industries America, Inc., a Delaware corporation.

            "MORTGAGE POLICIES" has the meaning specified in Section 3.01(a)(iv)(B).

            "MORTGAGES" has the meaning specified in Section 3.01(a)(iv).

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA

      Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and
      (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder, and provided further still that Net Cash Proceeds from the sale, lease, transfer or other disposition of any asset shall not include (A) any amount of cash proceeds received in connection with such transaction to the extent such cash proceeds are reinvested in replacement assets of the same or similar type of the Borrower or any of the Subsidiary Guarantors, so long as such reinvestment is made within 6 months after the actual receipt of such cash proceeds and the Borrower notifies the Administrative Agent of its good faith interest to so reinvest within two Business Days of the receipt by it of such proceeds and, upon such reinvestment, a Responsible Officer duly so certifies to the Administrative Agent, (B) any amount of cash proceeds received by the Borrower in connection with a sale by the Borrower of a continuous bloom/beam blank casting machine to the Whitley County Holding Corporation funded with the proceeds of the 1999 TIF Bonds, and (C) any amount of cash proceeds received by the Borrower in connection with a sale by the Borrower of a furnace charging crane to the Whitley County Redevelopment Commission funded with the proceeds of the 1998 TIF Bonds.

            "1998 TIF BONDS" means the Redevelopment District Taxable Tax Increment Revenue Bonds of 1998 issued by the Whitley County Redevelopment Commission in the original principal amount of $1,000,000.

            "1999 TIF BONDS" means the Economic Development Lease Rental Taxable Bonds of 1999, Series A issued by the Whitley County Holding Corporation in the original principal amount of $13,080,000.

            "NON-CASH CHARGES" means, with respect to the Borrower and its Subsidiaries, for any period, the aggregate non-cash charges and expenses reducing net income of the Borrower and its Subsidiaries for such period, all as determined on a Consolidated basis; provided that "Non-Cash Charges" shall not include any such charges that require an accrual of or a reserve for cash for any future period.

            "NOTE" means a Term A Note, a Term B Note or a Revolving Credit
      Note.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

            "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(e).

            "NOTICE OF SWING LINE BORROWING" has the meaning specified in
      Section 2.02(b).

            "NOTICE OF TERMINATION" has the meaning specified in Section
      2.01(e).

            "NPL" means the National Priorities List under CERCLA.

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or otherwise are contested in good faith and for which a bond shall have been posted in the amount of such obligations and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PLEDGED DEBT" has the meaning specified in the Security Agreement.

            "POSITIVE IDI TEST RESULTS" means a positive determination by votes representing at least 70% of the non-management members of the Board of Directors of the Borrower that the technology used in IDI's mill facility is satisfactory to merit a further development of IDI's mill facility and its production, as such positive determination has been certified to the Arranger and the Administrative Agent.

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PROCESS AGENT" has the meaning specified in Section 8.13.

            "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the

      Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

            "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

            "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "REDUCTION AMOUNT" has the meaning specified in Section
      2.06(b)(viii).

            "REFINANCING" has the meaning specified in the Preliminary
      Statements.

            "REGISTER" has the meaning specified in Section 8.07(d).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RELATED DOCUMENTS" means the Senior Notes Debt Documents, any intercompany notes issued pursuant to Section 5.02(b)(i)(B) or (ii), the Tax Agreement and the IDI Settlement Agreement.

            "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Term A Commitments at such time, (d) the aggregate unused Term B Commitments at such time and (e) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term A Commitments of such Lender at such time, (D) the aggregate unused Term B Commitments of such Lender at such time and (E) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments, except to the extent a Revolving Credit Lender is a Defaulting Lender.

            "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

            "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(c).

            "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

            "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended, endorsed, extended or otherwise modified from time to time.

            "SECURED CASH MANAGEMENT AGREEMENT" means any cash management agreement, deposit maintenance agreement or similar agreement between any Loan Party and a depository bank which is a Lender Party or an Affiliate of a Lender Party.

            "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

            "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

            "SECURITY AGREEMENT" has the meaning specified in Section
      3.01(a)(ii).

            "SENIOR NOTES" has the meaning specified in the Preliminary Statements.

            "SENIOR NOTES DEBT DOCUMENTS" means the Indenture and all other agreements, documents, indentures and instruments pursuant to which the Senior Notes are issued, in each case as amended, to the extent permitted under the Loan Documents.

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, there shall be excluded, in any event, from this definition of Subsidiary, other than for purposes of (i) the preparation and delivery of financial statements pursuant to Sections 5.03(b) and (c), and (ii) the calculation of and compliance with the financial covenants set forth in Sections 5.04(a) through (e), the Excluded Subsidiaries.

            "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
      Section 5.01(j).

            "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(a)(iii).

            "SURVIVING DEBT" means the Senior Notes and the other Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction and listed on Schedule 4.01(u).

            "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

            "SWING LINE BANK" means, initially, the Lender selected by the Borrower and consented to by the Arranger and the Administrative Agent (such consent by the Arranger and the Administrative Agent not to be unreasonably withheld), and thereafter each Person that shall become the Swing Line Bank hereunder pursuant to Section 8.07.

            "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

            "SWING LINE FACILITY" has the meaning specified in Section 2.01(d).

            "SWING LINE RESERVE" has the meaning specified in Section
      2.02(b)(i).

            "TAX AGREEMENT" means the Tax Sharing Agreement effective December 31, 1996, by and among the Borrower and IDI, as amended, to the extent permitted under the Loan Documents.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

            "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "TERM A LENDER" means any Lender that has a Term A Commitment.

            "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended, endorsed, extended or otherwise modified from time to time.

            "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

            "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "TERM B LENDER" means any Lender that has a Term B Commitment.

            "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended, endorsed, extended or otherwise modified from time to time.

            "TERM FACILITIES" means the Term A Facility and the Term B Facility.

            "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment, the Term A Commitment and the Term B Commitments pursuant to
      Section 2.05 or 6.01 and (b) (i) for purposes of the Revolving Credit Facility, the Letter of Credit Facility and the Term A Facility, March 26, 2007 and (ii) for purposes of the Term B Facility and for all other purposes, March 26, 2008.

            "TOTAL DEBT/ADJUSTED EBITDA RATIO" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries as at such date of determination to Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to
      Section 5.03(b) or (c), as the case may be, and the immediately preceding three fiscal quarters.

            "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

            "TRANSACTION" means the Refinancing and the other transactions contemplated by the Transaction Documents.

            "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

            "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the Swing Line Reserve at such time.

            "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

            "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time and (ii) in an aggregate amount for all revolving Credit Advances outstanding at any one time not to exceed an amount equal to (A) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders, minus (B) the aggregate Swing Line Advances, minus (C) the aggregate Available Amount of all outstanding Letters of Credit, in each case at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

            (d) The Swing Line Advances. Subject to other arrangements as referred to in Section 2.02(b)(i), the Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "SWING LINE FACILITY") and (ii) in an amount not at any time exceeding the amount of the then applicable Swing Line Reserve. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in minimum amounts and in multiples as agreed between the Borrower and the Swing Line Bank and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

            (e) The Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for each such Letter of Credit, together with all other Letters of Credit not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed at any time the lesser of (x) such Issuing Bank's Letter of Credit Commitment at such time and (y) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least ten Business Days prior to the then effective expiration date of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION"; it being understood and agreed that an Issuing Bank shall not be entitled to issue a Notice of Termination with respect to such a renewal unless (i) the conditions precedent to the issuance of Letters of Credit set forth in Section 3.02 shall not have been fulfilled or waived in accordance herewith, or (ii) a Default shall have occurred and be continuing, or (iii) pursuant to such renewal the effective expiration date of such Letter of Credit would occur after the Termination Date or (iv) such Issuing Bank shall have procured a replacement Issuing Bank) and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank thereunder to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be in writing or by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) (i) Swing Line Borrowings may be made either upon notice as set forth in Section 2.02(b)(ii) below or pursuant to this Section 2.02(b)(i) on a daily basis under mechanics mutually agreed to by the Borrower and the Swing Line Bank, subject in any case to the fulfillment of the applicable conditions precedent set forth in Article III hereof. The Swing Line Reserve at any time shall be the amount most recently established by the Borrower by written notice to the Administrative Agent and the Arranger confirmed in writing by the Swing Line Bank as the maximum aggregate principal amount of Swing Line Borrowings to be outstanding at any one time (the "SWING LINE RESERVE"), provided that in no event shall the Swing Line Reserve exceed $10,000,000 at any time. Swing Line Advances made pursuant to this Section 2.02(b)(i) shall be made without any requirement for a prior written or telephonic request given to the Administrative Agent. The Swing Line Bank will notify the Administrative Agent, on a monthly basis, of any Swing Line Advances so made. The Swing Line Bank shall not at any time permit the aggregate outstanding amount of the Swing Line Advances to exceed the then applicable amount of the Swing Line Reserve.

            (ii) Each Swing Line Borrowing, if not made in accordance with
Section 2.02(b)(i) above, shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be in writing or by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

            (iii) Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment, and all parties hereto acknowledge and agree that the obligations of such other Revolving Credit Lenders to purchase outstanding Swing Line Advances is absolute and unconditional under all circumstances, and shall be enforceable notwithstanding the occurrence of any Default or Event of Default, the termination of the Revolving Credit Commitments or any other circumstances. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, or if the Swing Line Lender must disgorge or return any amounts paid by the Borrower in respect thereof, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of the Swing Line Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Base Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for five days after the Effective Date (or such earlier date as shall be specified in its sole discretion by the Arranger in a written notice to the Administrative Agent and the Borrower) or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Term A Advances may not be outstanding as part of more than four separate Borrowings, the Term B Advances may not be outstanding as part of more than four separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than four separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Base Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier or other writing. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be in writing or by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent on or about the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit, (ii) to each Revolving Credit Lender on or about the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all such Letters of Credit and (iii) to the Administrative Agent and each Revolving Credit Lender on or about the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

            (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment, and all parties hereto acknowledge and agree that the obligations of such other Revolving Credit Lenders to purchase outstanding Letter of Credit Advances is absolute and unconditional under all circumstances, and shall be enforceable notwithstanding the occurrence of any Default or Event of Default, the termination of the

Revolving Credit Commitments or any other circumstances. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the applicable Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, or if an Issuing Bank must disgorge or return any amounts paid by the Borrower in respect thereof, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in an amount equal to the percentage set forth below for such date of the aggregate outstanding principal amount of the Term A Advance as of the Initial Extension of Credit (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                                   Date                    Percentage
                                   ----                    ----------
                             June 26, 2003                    3.75%
                             September 26, 2003               3.75%
                             December 26, 2003                3.75%
                             March 26, 2004                   3.75%
                             June 26, 2004                    6.25%
                             September 26, 2004               6.25%
                             December 26, 2004                6.25%
                             March 26, 2005                   6.25%

                             June 26, 2005                    7.50%
                             September 26, 2005               7.50%
                             December 26, 2005                7.50%
                             March 26, 2006                   7.50%
                             June 26 2006                     7.50%
                             September 26, 2006               7.50%
                             December 26, 2006                7.50%
                             March 26, 2007                   7.50%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

            (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in an amount equal to the percentage set forth below for such date of the aggregate outstanding principal amount of the Term B Advance as of the Initial Extension of Credit (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                                   Date                    Percentage
                                   ----                    ----------
                             June 26, 2003                    0.75%
                             September 26, 2003               0.75%
                             December 26, 2003                0.75%
                             March 26, 2004                   0.75%
                             June 26, 2004                    1.25%
                             September 26, 2004               1.25%
                             December 26, 2004                1.25%
                             March 26, 2005                   1.25%
                             June 26, 2005                    1.50%
                             September 26, 2005               1.50%
                             December 26, 2005                1.50%
                             March 26, 2006                   1.50%
                             June 26, 2006                    1.50%
                             September 26, 2006               1.50%
                             December 26, 2006                1.50%
                             March 26, 2007                   1.50%
                             June 26, 2007                   20.00%
                             September 26, 2007              20.00%
                             December 26, 2007               20.00%
                             March 26, 2008                  20.00%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

            (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit, and the obligations of Revolving Credit Lenders to reimburse any Issuing Bank for Letter of Credit Advances not reimbursed by the Borrower, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently terminated.

            (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently terminated.

            (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (iv) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (v) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i), (ii), (iii), (iv) or (v) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

            SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment shall be applied, at the option of the Borrower either (i) subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility, and, for each such Term Facility, ratably to the remaining installments thereof or (ii) to the Revolving Credit Facility or (iii) to the Swing Line Advances or
(iv) to the Letter of Credit Advances. Notwithstanding the foregoing, prepayment of Swing Line Advances held by the Swing Line Bank shall not require any prior notice.

            (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied first, subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility and, in each case, ratably to the remaining installments thereof and second to the Revolving Credit Facility as set forth in clause (viii) below.

            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of Inventory in the ordinary course of business and not as part of the sale of a business), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in accordance with clause (viii) below in an amount equal to the amount of such Net Cash Proceeds; provided, however, that the Borrower shall not be required to make any such prepayment and deposit with respect to up to $5,000,000 of Net Cash Proceeds from any sale, lease, transfer or other disposition of assets pursuant to clause (iv) of Section 5.02(e). Each such prepayment shall be applied first, subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility and, in each case, ratably to the remaining installments thereof and second to the Revolving Credit Facility as set forth in clause
(viii) below.

            (iii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i)(A)(B)(C) or (D), (ii) or (iii)(A),
(B), (C) or (D) of Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in accordance with clause (viii) below in an amount equal to 75% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied first, subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility and, in each case, ratably to the remaining installments thereof and second to the Revolving Credit Facility as set forth in clause (viii) below.

            (iv) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party from the sale or issuance by any Loan Party of any Equity Interests (including, without limitation, receipt of any capital contribution), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in accordance with clause
(viii) below in an amount equal to 50% of the amount of such Net Cash Proceeds; provided, however, that the Borrower shall not be required to make such prepayment and deposit with respect to up to $50,000,000 in the aggregate of such Net Cash Proceeds to the extent that such Net Cash Proceeds are raised prior to September 30, 2002. Each such prepayment shall be applied first, subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility and, in each case, ratably to the remaining installments thereof and second to the Revolving Credit Facility as set forth in clause (viii) below.

            (v) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (ii), (iii) or (iv) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in accordance with clause (viii) below in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first, subject to subsection (c) below, pro rata to the Term A Facility and the Term B Facility and, in each case, ratably to the remaining installments thereof in order of maturity and second to the Revolving Credit Facility as set forth in clause
(viii) below.

            (vi) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in accordance with clause
(viii) below in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (vii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (viii) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii), (iv) or (v) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(v). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks or Revolving Credit Lenders, as applicable.

            (ix) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            (c) Term B Opt-Out. With respect to any prepayment of Term A Advances or Term B Advances, the Administrative Agent shall pay the Term A Lenders and the Term B Lenders on a pro rata basis; provided, however, that any Term B Lender, at its option, to the extent that any Term A Advances are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment, the amount of the prepayment that is available to prepay the Term B Advances shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent (the "PREPAYMENT AMOUNT"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "RECEIPT DATE"), the Administrative Agent shall give written notice to the Term B Lenders of the amount available to prepay the Term B Advances and the date on which such prepayment shall be made (the "PREPAYMENT DATE"), which date shall be 10 days after the Receipt Date. Any Lender declining such prepayment (a "DECLINING LENDER") shall given written notice to the Administrative Agent by 11:00 A.M. (New York City time) by the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term B Lenders other than the Declining Lenders (such Lenders being the "ACCEPTING LENDERS") to prepay Term B Advances owing to such Accepting Lenders shall be withdrawn from the cash collateral account and applied to prepay Term B Advances owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Advances under the Term B Facility owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term A Advances as provided in Section 2.06(a) or (b), as applicable.

            SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from and including the date of such Advance until (but excluding) the date such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date of the Initial Extension of Credit in the case of each Initial Lender (and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender) until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2002, and on the Termination Date, at the rate of 1/2 of 1% per annum on the average daily portion of the sum of each Revolving Credit Lender's Unused Revolving Credit Commitment plus its Pro Rata Share of the Swing Line Reserve during such period; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2002, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate equal to the Applicable Margin for Eurodollar Loans.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount as the Borrower and such Issuing Bank may agree, payable on the date of issuance and on renewal of such Letter of Credit, and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit issued by such Issuing Bank as the Borrower and such Issuing Bank shall agree.

            (c) Agents' Fees. The Borrower shall pay to each Agent and the Arranger for its own account such fees as may from time to time be agreed between the Borrower and such Agent or the Arranger, as the case may be.

            SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section
2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A notice as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A notice as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist ; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

            (c) All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Base Rate.

            (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender Party or any Agent hereunder or under any Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United

States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, any Notes or any other Loan Documents or the transfer of any Notes (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or assessed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8ECI (or successor forms), as appropriate, or in the case of a Lender Party that is claiming a reduced rate of United States withholding tax because of a tax treaty or that has certified in writing to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any Notes or, in the case of a Lender Party that has certified that it is not a "bank" as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Forms W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. Nothing in this Section 2.12 or otherwise in this Agreement shall require any Lender Party to disclose to the Borrower any of its tax returns (or any other information that it deems to be confidential or proprietary).

            (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on all Notes and Advances made hereunder.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

            SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit), (a) in the case of the Term A Facility and the Term B Facility for the Refinancing and to pay transaction fees and expenses incurred in connection therewith and (b) in connection with the Revolving Credit Facility and the Letter of Credit Facility, to provide working capital for the Loan Parties and for other general corporate purposes.

            SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

            (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

            (ii) second, to the Issuing Banks and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks and the Swing Line Bank; and

            (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a

Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in such account as the Administrative Agent shall designate in writing to the Borrower and the Defaulting Lender, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

            (ii) second, to the Issuing Banks and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Bank;

            (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (c) The rights and remedies against a Defaulting Lender under this
      Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

            SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term A Note or a Term B Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term A Commitment or the Term B Commitment, as applicable, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(d) shall include an account for each Lender Party, in which account shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

            (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Arranger and the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes payable to the order of the Lenders to the
            extent requested pursuant to Section 2.16.

                  (ii) A security agreement in substantially the form of Exhibit
            D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) acknowledgment copies of proper financing
                  statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in all jurisdictions that the Administrative Agent may deem necessary or desirable that name any Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                        (E) evidence of the insurance required by the terms of
                  the Security Agreement, together with an insurance broker's letter satisfactory to the Administrative Agent as to the customary nature and adequacy of the Borrower's insurance,

                        (F) copies of the Assigned Agreements referred to in the
                  Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                        (G) the Account Control Agreements referred to in the
                  Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                        (H) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                  (iii) A guaranty in substantially the form of Exhibit E hereto
            (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

                  (iv) Deeds of trust, trust deeds, mortgages, leasehold
            mortgages and leasehold deeds of trust in substantially the form of Exhibit F hereto and covering the properties listed on Schedules 4.01(w), 4.01(x)(i) and 4.01(x)(ii) hereto (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
                  been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's
                  Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                        (C) American Land Title Association/American Congress on
                  Surveying and Mapping form surveys for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                        (D) estoppel and consent agreements, in form and
                  substance satisfactory to Administrative Agent, executed by
                  (1) each of the lessors of the leased real properties listed on Schedule 4.01(x)(i) hereto, along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to Administrative Agent and
                  (2) each of the tenants of the leased properties listed on
                  Schedule 4.01(x)(ii) hereto,

                        (E) evidence of the insurance required by the terms of
                  the Mortgages,

                        (F) (i) the results of a recent search, by a Person
                  satisfactory to Administrative Agent, of all effective fixture filings and all judgment and tax lien filings which may have been made with respect to any of the properties listed on Schedules 4.01(w), 4.01(x)(i) and 4.01(x)(ii), together with copies of all such filings disclosed by such search, and
                  (ii) UCC-3 termination statements and other instruments duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate or remove of record any effective fixture filings or judgment or tax lien filings disclosed in such search (other than any such filings comprising Permitted Liens), and

                        (G) such other consents, agreements and confirmations of
                  lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                  (v) An intellectual property security agreement in
            substantially the form of Exhibit F to the Security Agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken.

                  (vi) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                  (vii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (viii) A copy of a certificate of the Secretary of State of each jurisdiction reasonably requested by the Administrative Agent, dated reasonably near the date of the Initial Extension of Credit, stating that a Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (ix) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(viii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (x) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (xi) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent or the Arranger shall request.

                  (xii) Certificates, in substantially the form of Exhibit G, attesting to the Solvency of each Loan Party individually and together with its Subsidiaries, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer.

                  (xiii) Audited annual financial statements dated December 31,
            2000, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available, pro forma consolidated financial statements as to the Borrower and its Subsidiaries and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Administrative Agent and the Arranger, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

                  (xiv) An environmental assessment report, in form and
            substance satisfactory to the Administrative Agent, the Arranger and the Lender Parties, from an environmental consulting firm acceptable to the Arranger, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject, the amount and nature of which and the

            Borrower's plans with respect to which shall be acceptable to the Lender Parties, together with evidence, in form and substance satisfactory to the Lender Parties, that all applicable Environmental Laws shall have been complied with. To the extent that either such report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Administrative Agent and the Arranger deem material, the Administrative Agent and the Arranger shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Company's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

                  (xv) Evidence of insurance naming the Collateral Agent, on behalf of the Lender Parties, as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agent and the Arranger.

                  (xvi) Certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Arranger or the Administrative Agent shall request.

                  (xvii) A certificate of the Chief Financial Officer of the
            Borrower, in form and substance satisfactory to the Arranger and the Administrative Agent, demonstrating that the aggregate of (i) 85% of the book value of the accounts receivable, (ii) 50% of the book value of the inventory and (iii) 50% of the book value of the property, plant and equipment (in each case as such book value is determined in accordance with GAAP) of the Loan Parties exceeds the sum of (x) the aggregate principal amount outstanding under the Term Facilities and (y) the Revolving Credit Facility.

                  (xviii) Certified copies of all Material Contracts of each
            Loan Party and its Subsidiaries as the Arranger or the Administrative Agent shall request.

                  (xix) A Notice of Borrowing or Notice of Issuance, as
            applicable, relating to the Initial Extension of Credit.

                  (xx) Favorable opinions of Barrett & McNagny, LLC and Latham &
            Watkins, counsel for the Loan Parties, in substantially the forms of respectively Exhibits H-1 and H-2 hereto and as to such other matters as the Administrative Agent or the Arranger may reasonably request.

                  (xxi) A favorable opinion of Barrett & McNagny, LLC, local counsel to the Loan Parties in each jurisdiction where a Mortgage or other security instrument will be recorded, in substantially the form of Exhibit I hereto and as to such other matters as the Administrative Agent or the Arranger may reasonably request.

                  (xxii) Evidence satisfactory to the Administrative Agent and the Arranger that CT Corporation System shall have been appointed as Process Agent under Section 8.12 hereof.

            (b) The Administrative Agent and the Arranger shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries are being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (c) All Equity Interests of the Guarantors shall be owned by the Borrower or one or more of the Borrower's Subsidiaries, in each case free and clear of any Lien other than Liens created under the Loan Documents.

            (d) The Administrative Agent and the Arranger shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Administrative Agent and the Arranger.

            (e) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2000.

            (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Arranger and the Administrative Agent) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Arranger and the Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

            (h) No Borrowings shall have been made under the Revolving Credit Facility.

            (i) The Borrower shall have paid all accrued fees of the Arranger, the Agents and the Lender Parties and all accrued expenses of the Arranger (including the accrued fees and expenses of counsel to the Arranger and local counsel to the Lender Parties).

            (j) The Refinancing shall have been consummated or shall be consummated or concurrently consummated with the Initial Extension of Credit and all Liens and guaranties supporting any Debt under the Existing Borrower Credit Agreements shall have been fully released and terminated.

            (k) The Lender Parties shall be satisfied with the terms and conditions of the Senior Notes. The Borrower shall have received at least $200,000,000 in gross cash proceeds from the sale of the Senior Notes, and all such proceeds shall have been used or shall be used simultaneously with the Initial Extension of Credit by the Borrower to finance the Transaction.

            (l) The Arranger and the Administrative Agent shall have received a copy of an irrevocable instruction letter, satisfactory to the Arranger and the Administrative Agent, from the Borrower's counsel to EquiServe Trust Company, N.A. with respect to the issuance and delivery of shares of capital stock of the Borrower pursuant to the IDI Settlement Agreement, accompanied by satisfactory resolutions from the Board of Directors of the Borrower approving such actions and such counsel to act on its behalf for such purposes.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of an Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

            (i) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

            (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent or the Arranger may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

            (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
      Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or
      (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at September 30, 2001, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2000, there has been no Material Adverse Change and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect. Each reconciliation for the Borrower on a stand-alone basis with respect to each of the financial statements referred to above as at each such date for each such period, duly certified by the Chief Financial Officer of the Borrower, a copy of which has been furnished to each Lender Party, fairly present the financial condition and results of operations of the Borrower on a stand-alone basis as at each such date.

            (h) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the twelve months then ended as set forth in the Offering Memorandum issued March 14, 2002 with respect to the Senior Notes, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date all in accordance with GAAP.

            (ii) The Consolidated financial information as adjusted related to the Borrower and its Subsidiaries as at December 31, 2001 and for the twelve months then ended as set forth in the Offering Memorandum issued March 14, 2002 with respect to the Senior Notes, fairly presents the Consolidated financial condition, as adjusted, of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations, as adjusted, of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

            (iii) The Consolidated pro forma financial information (including such pro forma financial information as adjusted) related to the Borrower and its Subsidiaries as at December 31, 2001 and for the twelve months then ended as set forth in the Offering Memorandum issued March 14, 2002 with respect to the Senior Notes, fairly presents the Consolidated pro forma financial condition (including as adjusted) of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

            (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xiii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

            (n) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

            (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

            (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) Except as otherwise set forth on Part I of Schedule 4.01(q) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (i) Except as otherwise set forth on Part II of Schedule 4.01(q) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

            (ii) Except as otherwise set forth on Part III of Schedule 4.01(q) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

            (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (iii) Set forth on Part I of Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

            (iv) There are no pending tax audits or examinations, except as set forth on Part II of Schedule 4.01(r) hereof, and no deficiencies or other claims for unpaid taxes are proposed in writing in respect of taxes (Federal, state, local and foreign) due from, or with respect to, any of the Loan Parties, their Subsidiaries or Affiliates or with respect to any tax return filed by, or in respect of, any of them.

            (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Debt which will remain outstanding after giving effect to the consummation of the Transaction, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, together with a true and complete copy of the Indenture and of the form of Senior Notes.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (x) (i) Set forth on Schedule 4.01(x)(i) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (ii) Set forth on Schedule 4.01(x)(ii) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under
      Section 5.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

            (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof (including, without limitation, independent collateral appraisers at the sole expense of the applicable Agents or Lender Parties), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a
            Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 10 days after such request, formation or
            acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

                  (iii) within 15 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                  (iv) within 30 days after such request, formation or
            acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                  (vii) upon the occurrence and during the continuance of a
            Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

            (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

            (m) Preparation of Environmental Reports. At the request of the Administrative Agent or the Collateral Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (o) Cash Concentration Accounts. Maintain, and cause each of its Subsidiaries to maintain, main cash concentration accounts with Mellon Bank, N.A. and lockbox accounts into which all proceeds of Collateral are paid with Mellon Bank, N.A. or one or more Lenders acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement; provided that the Borrower and each of its Subsidiaries shall have transferred its main cash concentration accounts and its lockbox accounts to one or more Lenders ( and provided written notice thereof shall have been provided to the Administrative Agent and the Arranger) prior to the date that is 90 days after the Effective Date.

            (p) Interest Rate Hedging. Enter into prior to the date that is 60 days after the Effective Date, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Required Lenders, covering a notional amount of not less than 50% of the Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries (with full credit being given to fixed rate Debt for Borrowed Money such as the Debt evidenced by the Senior Notes) be so protected, and providing for such Persons to make payments thereunder for a period of no less than three years under documentation reasonably acceptable to the Administrative Agent.

            (q) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (r) IDI Settlement Agreement. Promptly after the fulfillment of the conditions set forth in the second paragraph of Section 6 of the IDI Settlement Agreement, cause to be delivered to the Arranger and the Administrative Agent evidence satisfactory to the Administrative Agent and the Arranger of the termination of the agreements and documents set forth in such paragraph and any liens or security interests related thereto (including, without limitation, duly executed payoff letters and UCC-3 termination statements).

            SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                  (iv) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding; and

                  (v) Liens securing Debt permitted under Section 5.02(b)(i)(D);
            provided that no such Lien shall extend to or cover any Collateral or assets other than the real property and equipment comprising the Whitley County mini-mill.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i) in the case of the Borrower,

                        (A) Debt in respect of Hedge Agreements entered into
                  pursuant to this Agreement,

                        (B) Debt owed to a Subsidiary Guarantor, which Debt (x)
                  shall constitute Pledged Debt, (y) shall be subordinated to the Facilities and on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement,

                        (C) Debt evidenced by the Senior Notes in a principal
                  amount not to exceed in the aggregate $200,000,000 at any time outstanding, and

                        (D) Debt with respect to the Whitley County mini-mill in
                  a principal amount not to exceed in the aggregate $20,000,000 at any time outstanding;

                  (ii) in the case of any Subsidiary of the Borrower, Debt owed to the Borrower or to a Subsidiary Guarantor, provided that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be subordinated to the Facilities and on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                  (iii) in the case of the Borrower and its Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) Debt secured by Liens permitted by Section
                  5.02(a)(iv) not to exceed in the aggregate $5,000,000 at any time outstanding,

                        (C) the Surviving Debt, and any Debt extending the
                  maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate, and

                        (D) so long as no Event of Default has occurred and is
                  continuing or would occur after giving effect thereto, other unsecured

                  Debt in any aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

            (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                  (i) any Subsidiary of the Borrower (other than IDI) may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor; and

                  (ii) in connection with any acquisition permitted under
            Section 5.02(f), any Subsidiary of the Borrower (other than IDI) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower;

      provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire, except:

                  (i) sales of Inventory in the ordinary course of its business;

                  (ii) in a transaction authorized by Section 5.02(d);

                  (iii) so long as no Event of Default has occurred and is
            continuing or would occur after giving effect thereto, sales of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in each Fiscal Year;

                  (iv) the sale of land related to the Whitley County mini-mill so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (C) the aggregate amount of such sales shall not exceed $5,000,000; and

                  (v) the sale of a continuous bloom/beam blank casting machine by the Borrower to the Whitley County Holding Corporation and the sale of a furnace charging crane by the Borrower to the Whitley County Redevelopment Commission;

         provided that in the case of sales of assets pursuant to clause (iii) or (iv) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                  (i) so long as no Event of Default has occurred and is
            continuing or would occur after giving effect thereto, (A) equity Investments by the Borrower and/or its Subsidiaries in New Millenium Building Systems, LLC, an Indiana limited liability company ("NMBS"), in an aggregate amount invested from and after the Effective Date not to exceed $5,000,000, and (B) additional equity Investments by the Borrower and/or its Subsidiaries in their Subsidiaries (other than IDI) and/or NMBS in an aggregate amount invested from and after the Effective Date not to exceed $5,000,000;

                  (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

                  (iii) Investments by the Borrower and its Subsidiaries in Cash
            Equivalents;

                  (iv) Investments existing on the date hereof and described on
            Schedule 4.01(y) hereto;

                  (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

                  (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i)(B) or 5.02(b)(ii);

                  (vii) so long as no Event of Default has occurred and is
            continuing or would occur after giving effect thereto, other Investments (other than Investments in IDI) in an aggregate amount invested not to exceed (A) $5,000,000 for Fiscal Year 2002 (subject to the carry forward of any unused amounts thereof), (B) $5,000,000 for Fiscal Year 2003 (subject to the carry forward of any unused amounts thereof) and (C) without duplication, up to $10,000,000 in the aggregate of such additional Investments for all Fiscal Years if (and only if), for purposes of this sub-clause (C) only, the Total Debt/Adjusted EBITDA Ratio calculated to give pro forma effect to each such Investment is equal to or less than 3.00:1.00 at the time each such Investment is made; provided that with respect to any Investments made under this clause (vii): (1) if such Investment is in a newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries, such

            Person shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause
            (vii) shall be in the same or related line of business as the business of the Borrower or any of its Subsidiaries; (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lender Parties demonstrating such compliance; and (5) such Investment shall only be made after the Net Cash Proceeds from asset sales or Excess Cash Flow shall have been applied to prepay the Advances in accordance with this agreement; and

                  (viii) so long as no Event of Default has occurred and is
            continuing or would occur after giving effect thereto, Investments by the Borrower and its Subsidiaries in IDI, as follows: (1) $5,000,000 for Fiscal Year 2002 for the maintenance of the IDI facility in "cold idle", (2) up to $6,000,000, to be paid solely from the proceeds of the Mitsubishi Settlement Agreement, to conduct start-up tests with respect to the technology used in the IDI facility, and (3) up to an additional $25,000,000 in the aggregate for all Fiscal Years thereafter if (and only if), for purposes of this sub-clause (3) only, (I) prior to making any such Investments the Administrative Agent and the Arranger shall have obtained Positive IDI Test Results and (II) the Total Debt/Adjusted EBITDA Ratio calculated to give pro forma effect to each such Investment in IDI is equal to or less than 3.00:1.00 at the time each such Investment is made; provided that there shall be excluded from the calculation of any Investments by the Borrower and its Subsidiaries in IDI pursuant to this Section 5.02(f)(viii), (Y) any shares of capital stock of the Borrower issued and contributed by the Borrower with respect to the IDI Settlement Agreement and (Z) any non-cash amounts allocated with respect to the cost of services rendered by the Borrower for the benefit of IDI in the ordinary course of business.

            (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                  (i) the Borrower may (A) declare and pay dividends and
            distributions payable only in common stock of the Borrower and (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights, and

                  (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under
            Section 5.01(f)(i).

            (h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $2,000,000 payable in any period of 12 consecutive months.

            (i) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any respect which could be materially adverse to the interest of the Lender Parties.

            (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

            (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing, other than (x) the prepayment of the Advances in accordance with the terms of this Agreement and the payment of regularly scheduled or required repayments or redemptions of Surviving Debt in accordance with the terms thereof as in effect on the Effective Date, or (y) any amendments, modifications or waivers to the Surviving Debt documents (i) the effect of which is to (A) make the covenants or defaults therein less restrictive, (B) decrease the rate of interest payable thereunder or (C) extend any maturities provided for therein or (ii) that contain terms and conditions that are otherwise reasonably satisfactory to the Required Lenders or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (l) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt or (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt.

            (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

            (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than in any event transactions entered into in the ordinary course of business consistent with past practice.

            (p) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries (other than any Capital Expenditures made with the proceeds of the Mitsubishi Settlement Agreement during the Fiscal Year ending December 31, 2002) in any period set forth below to exceed the amount set forth below for such period:

                          FISCAL YEAR ENDING                            AMOUNT
                          ------------------                            ------
            December 31, 2002                                   $     110,000,000
            December 31, 2003                                   $      30,000,000,
                                                                plus an additional
                                                                $25,000,000 with respect to
                                                                IDI if (and only if)
                                                                Positive IDI Test Results
                                                                shall have been certified
                                                                prior to

                                                                December 31, 2002
            For each Fiscal Year thereafter                     $      25,000,000

            (q) Subsidiaries. (i) Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under
      Section 5.02(f)(i) or (vii) or (ii) liquidate or otherwise have IDI cease to remain a separate Subsidiary.

            (r) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

            (s) Amendment, Etc., of Material Contracts. (i) Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, or (ii) amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that, in any such case for this sub-clause (ii), would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, (iii) a statement of reconciliation satisfactory to the Administrative Agent for the Borrower on a stand-alone basis and (iv) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and a statement of reconciliation satisfactory to the Administrative Agent for the Borrower on a stand-alone basis.

            (d) Monthly Certificate. As soon as available and in any event within 15 days after the end of each month, a certificate of the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Arranger and the Administrative Agent, demonstrating that the aggregate of (i) 85% of the book value of the accounts receivable, (ii) 50% of the book value of the inventory and (iii) 50% of the book value of the property, plant and equipment (in each case as such book value is determined in accordance with GAAP) of the Loan Parties exceeds the sum of
      (x) the aggregate
      principal amount outstanding under the Term Facilities and (y) the Revolving Credit Facility.

            (e) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date. Such forecasts shall set forth a statement of the principal assumptions reflected therein.

            (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings in which the amount involved is in excess of $1,500,000 before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (h) Creditor Reports. (i) Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Senior Notes, and (ii) promptly after the furnishing thereof, copies of any default notice furnished to any holder of Debt securities in the aggregate outstanding in excess of $10,000,000 of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

            (i) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

            (j) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,500,000 or more.

            (k) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within two
            Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

            (l) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w), 4.01(x)(i) and 4.01(x)(ii) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (n) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

            (o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent or the Arranger, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

            SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Total Debt to Adjusted EBITDA Ratio. Maintain at all times a Total Debt/Adjusted EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                            QUARTER ENDING                            RATIO
                            --------------                            -----
            March 31, 2002                                          6.50:1.00
            June 30, 2002                                           5.75:1.00
            September 30, 2002                                      4.50:1.00
            December 31, 2002                                       4.00:1.00

            March 31, 2003                                          4.00:1.00
            June 30, 2003                                           3.75:1.00
            September 30, 2003                                      3.75:1.00

            For each fiscal quarter thereafter                      3.50:1.00

            (b) Facilities Debt to Loan Parties Adjusted EBITDA Ratio. Maintain at all times a Facilities Debt/Loan Parties Adjusted EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                            QUARTER ENDING                            RATIO
                            --------------                            -----
            March 31, 2002                                          3.25:1.00
            June 30, 2002                                           2.75:1.00

            For each fiscal quarter thereafter                      2.00:1.00

            (c) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

                            QUARTER ENDING                            RATIO
                            --------------                            -----
            September 30, 2002                                      1.50:1.00
            December 31, 2002                                       1.50:1.00

            March 31, 2003                                          1.50:1.00
            June 30, 2003                                           1.50:1.00
            September 30, 2003                                      1.50:1.00

            For each fiscal quarter thereafter                      2.00:1.00

            (d) Interest Coverage Ratio. Maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                            QUARTER ENDING                            RATIO
                            --------------                            -----
            March 31, 2002                                          1.75:1.00
            June 30, 2002                                           1.75:1.00
            September 30, 2002                                      2.00:1.00
            December 31, 2002                                       2.00:1.00

            March 31, 2003                                          2.00:1.00

            For each fiscal quarter thereafter                      2.50:1.00

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within two Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j), (m) or
      (p), 5.02, 5.03 or 5.04; or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

            (e) any Loan Party, any of its Subsidiaries or any Excluded Subsidiary to the extent its Obligations are guaranteed by a Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party, such Subsidiary or such Excluded Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan

      Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $1,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k) a Change of Control shall occur; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

            (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing; or

            (p) the aggregate of (i) 85% of the book value of the accounts receivable, (ii) 50% of the book value of the inventory and (iii) 50% of the book value of the property, plant and equipment (in each case as such book value is determined in accordance with GAAP) of the Loan Parties shall be less than the sum of (x) the aggregate principal amount outstanding under the Term Facilities and (y) the Revolving Credit Facility;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to any Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and such Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                THE AGENTS, ETC.

            SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Arranger and each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Arranger and such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent nor the Arranger shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent nor the Arranger shall be required to take any action that exposes such Agent nor the Arranger to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Reliance, Etc. Neither the Arranger nor any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Arranger and each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent or the Arranger, such Agent or the Arranger has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Morgan Stanley Senior Funding, Inc., JPMorgan Chase and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Morgan Stanley Senior Funding, Inc. and JPMorgan Chase shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Morgan Stanley Senior Funding, Inc. and JPMorgan Chase in their respective individual capacities. Morgan Stanley Senior Funding, Inc. and JPMorgan Chase and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley Senior Funding, Inc. and JPMorgan Chase were not Agents and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent, the Arranger or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent, the Arranger or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Arranger and each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or the Arranger's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction with respect to such Agent or the Arranger, as the case may be. Without limitation of the foregoing, each Lender Party agrees to reimburse the Arranger and each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Arranger or such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

            (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to such Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 7.07. The Arranger, the Syndication Agent and the Documentation Agent. It is understood and agreed by all parties hereto that neither the Arranger, nor the Syndication Agent, nor the Documentation Agent shall have any duties or responsibilities under this Agreement (except, as to the Arranger, for certain approval rights expressly provided for herein), and shall have no liability for any actions taken or not taken in connection with this Agreement or the other Transaction Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) decrease the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or, except in connection with a permitted asset sale, release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (iv) amend Section 2.13 or this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender,
(ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in
Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or an Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of such Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

            SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 6714 Pointe Inverness Way, Fort Wayne, Indiana 46804, Attention: Tracy Shellabarger (facsimile (219) 969-3592); if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 270 Park Avenue, New York, New York, 10017, Attention: James Ramage (facsimile (212) 270-4724); and if to the Administrative Agent, at its address at 270 Park Avenue, New York, New York 10017, Attention: Deirdre Wall (facsimile (212) 822-7490); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            (b) Notices and other communications to the Lender Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Arranger and, after the Initial Extension of Credit, and except as otherwise provided in this Agreement, also each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Arranger and, after the Initial Extension of Credit, also each Agent with respect thereto, including the reasonable fees and expenses of Shearman & Sterling with respect to advising the Arranger or such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto, it being understood and agreed that with respect to the payment of legal fees and expenses, unless and until the circumstances set forth in clause
(ii) below shall occur, the Borrower shall only be responsible for the fees and expenses of Shearman & Sterling and any local counsel selected by it in connection with any and all of the foregoing), and (ii) all costs and expenses of the Arranger, each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Arranger, the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify, defend and save and hold harmless the Arranger, each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 8.07. Assignments and Participations. (a) Each Lender may, and (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance (other than as to assignments to then existing Lenders and/or their Affiliates) and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and together with a processing and recordation fee in the amount of $3,500, and (v) the Arranger shall have received a copy of such Assignment and Acceptance; provided, however, that the processing and recordation fee set forth in sub-clause (iv) above shall not be payable (A) with respect to an assignment by any Lender Party to an Affiliate or an Approved Fund of such Lender Party, or (B) with respect to an assignment (x) which is both by and to an existing Lender Party or (y) with a stated effective date occurring prior to the 90th day after the Effective Date hereof.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or an Issuing Bank, as the case may be, hereunder and (ii) the Lender or an Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or an Issuing Bank's rights and obligations under this Agreement, such Lender or such Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or an Issuing Bank, as the case may be.

            (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

            (f) Each Issuing Bank may assign to an Eligible Assignee all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that each such assignment shall be to an Eligible Assignee and the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender

Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 8.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agents, the Lenders nor any Issuing Bank nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; (d) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), or any error in interpretation of technical terms therein; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            SECTION 8.10. Confidentiality. Each Agent and each Lender Party shall hold all information supplied by the Borrower or any of its Subsidiaries that is marked confidential (the "CONFIDENTIAL INFORMATION") confidential in accordance with its customary practices for handling confidential information, provided that, in any event, disclosure may be made without the consent of the Borrower, (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

            SECTION 8.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

            SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York state court or in such federal court may be made upon CT Corporation System at its offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "PROCESS AGENT") and the Borrower hereby irrevocably appoints the

Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 8.13. GOVERNING LAW. Each Loan Document (other than the Letters of Credit, to the extent specified below and except as otherwise expressly set forth in a Loan Document) will each be deemed to be a contract made under and governed by the internal laws of the State of New York (including for such purpose Section 5-1407 and 5-1402 of the General Obligations Law of the State of New York). Each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or the related Letter of Credit Agreement, or if no laws or rules are designated, the International Standby Practices (ISP98 - International Chamber of Commerce Publication Number 590 (the "ISP Rules")) and, as to matters not governed by the ISP Rules, the internal laws of the State of New York. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

            SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                               STEEL DYNAMICS, INC.

                                               By
                                                  ------------------------------
                                                  Title:


                                               JPMORGAN CHASE BANK,
                                                   as Administrative Agent

                                               By
                                                  ------------------------------
                                                  Title:


                                               JPMORGAN CHASE BANK,
                                                   as Collateral Agent

                                               By
                                                  ------------------------------
                                                  Title:


                                               MORGAN STANLEY SENIOR
                                                 FUNDING, INC.,
                                                 as Arranger

                                               By
                                                  ------------------------------
                                                  Title:

                                 INITIAL LENDERS

                                               MORGAN STANLEY BANK


                                               By
                                                  ------------------------------
                                                  Title:

                                               JPMORGAN CHASE BANK


                                               By
                                                  ------------------------------
                                                  Title:

                                               FIFTH THIRD BANK, INDIANA
                                               (CENTRAL)


                                               By
                                                  ------------------------------
                                                  Title:

                                               GENERAL ELECTRIC CAPITAL
                                               CORPORATION


                                               By
                                                  ------------------------------
                                                  Title:

                                               HARRIS TRUST AND SAVINGS BANK


                                               By
                                                  ------------------------------
                                                  Title:

                                               NATIONAL CITY BANK OF INDIANA


                                               By
                                                  ------------------------------
                                                  Title:

                                               PNC BANK


                                               By
                                                  ------------------------------
                                                  Title:

                                               OPPENHEIMER SENIOR FLOATING
                                               RATE FUND


                                               By
                                                  ------------------------------
                                                  Title:

                                               PRINCIPAL LIFE INSURANCE
                                               COMPANY


                                               By
                                                  ------------------------------
                                                  Title:

                                               STEIN ROE & FARNHAM CLO I LTD.


                                               By
                                                  ------------------------------
                                                  Title:

                                               LIBERTY-STEIN ROE ADVISOR
                                               FLOATING RATE ADVANTAGE FUND


                                               By
                                                  ------------------------------
                                                  Title:

                                               STEIN ROE FLOATING RATE LIMITED
                                               LIABILITY COMPANY


                                               By
                                                  ------------------------------
                                                  Title:

                              INITIAL ISSUING BANK

                                               HARRIS TRUST AND SAVINGS BANK


                                               By
                                                  ------------------------------
                                                  Title:

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

                                                                                      LETTER OF         DOMESTIC      EURODOLLAR
                                   TERM A            TERM B      REVOLVING CREDIT       CREDIT          LENDING         LENDING
NAME OF INITIAL LENDER           COMMITMENT        COMMITMENT       COMMITMENT        COMMITMENT         OFFICE          OFFICE
----------------------           ----------        ----------       ----------        ----------         ------          ------





















Total                           $70,000,000       $205,000,000     $75,000,000

                                  SCHEDULE III

                              ADJUSTMENT TO EBITDA

            To the extent the calculation of Adjusted EBITDA shall be made, in accordance with the terms and provisions of this Agreement, for any period consisting of four consecutive quarters of the Borrower ended March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002, the following adjustment amounts shall be added:

            Start-up costs for the Whitley County mini-mill                  $ 8,400,000

            Start-up costs for IDI                                           $ 9,400,000

            Legal expenses related to the litigation with
            respect to the NSM mini-mill project                             $ 8,900,000
                                                                             ===========

            Total adjustment amount                                          $26,800,000

            To the extent the calculation of Adjusted EBITDA shall be made, in accordance with the terms and provisions of this Agreement, for any period consisting of four consecutive quarters of the Borrower ended after December 31, 2002, no adjustment amounts shall be added.

                                                                     EXHIBIT A-1

                                                                         FORM OF
                                                           REVOLVING CREDIT NOTE


$_______________                                       Dated: _________ __, ____

            FOR VALUE RECEIVED, the undersigned, STEEL DYNAMICS, INC., an Indiana corporation (the "BORROWER"), HEREBY UNCONDITIONALLY PROMISES TO PAY to _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of March 26, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, JPMorgan Chase Bank, as Collateral Agent, JPMorgan Chase Bank, as Administrative Agent for the Lender and such other lender parties, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent on the Termination Date.

            The Borrower promises to pay to ________ or its registered assigns interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full (as well after as before judgment), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to JPMorgan Chase Bank, as Administrative Agent, at _______________, _______________ __________ in same day funds without set-off or counterclaim. The Lender is hereby authorized to record each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES", the "LETTER OF CREDIT ADVANCES" or the "SWING LINE ADVANCES") by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral and guaranteed by the Guaranties as provided in the Loan Documents.

            THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                               STEEL DYNAMICS, INC.


                                               By
                                                  ------------------------------
                                                  Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                                             AMOUNT OF               UNPAID
                               AMOUNT OF           INTEREST PERIOD        PRINCIPAL PAID            PRINCIPAL              NOTATION
         DATE                   ADVANCE            (IF APPLICABLE)          OR PREPAID               BALANCE               MADE BY
         ----                  ---------           ---------------        --------------            ---------              -------

                                                                     EXHIBIT A-2

                                                                         FORM OF
                                                                     TERM A NOTE


$_______________                                      Dated:  _________ __, ____

            FOR VALUE RECEIVED, the undersigned, STEEL DYNAMICS, INC., an Indiana corporation (the "BORROWER"), HEREBY UNCONDITIONALLY PROMISES TO PAY to _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of March 26, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, JPMorgan Chase Bank, as Collateral Agent, JPMorgan Chase Bank, as Administrative Agent for the Lender and such other lender parties, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay to ______ or its registered assigns interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance until such principal amount is paid in full (as well after as before judgment), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to JPMorgan Chase Bank, as Administrative Agent, at _______________, _______________ _____, in same day funds without set-off or counterclaim. The Lender is hereby authorized to record the Term A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "TERM A ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral and guaranteed by the Guaranties as provided in the Loan Documents.

            THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                               STEEL DYNAMICS, INC.


                                               By
                                                  ------------------------------
                                                  Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                                             AMOUNT OF               UNPAID
                               AMOUNT OF           INTEREST PERIOD        PRINCIPAL PAID            PRINCIPAL              NOTATION
         DATE                   ADVANCE            (IF APPLICABLE)          OR PREPAID               BALANCE               MADE BY
         ----                  ---------           ---------------        --------------            ---------              -------


















                                                                     EXHIBIT A-3

                                                                         FORM OF
                                                                     TERM B NOTE


$_______________                                      Dated:  _________ __, ____

            FOR VALUE RECEIVED, the undersigned, STEEL DYNAMICS, INC., an Indiana corporation (the "BORROWER"), HEREBY UNCONDITIONALLY PROMISES TO PAY to _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of March 26, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, JPMorgan Chase Bank, as Collateral Agent, JPMorgan Chase Bank, as Administrative Agent for the Lender and such other lender parties, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent on the dates and in the amounts specified in the Credit Agreement.

            The Borrower promises to pay to ______ or its registered assigns interest on the unpaid principal amount of the Term B Advance from the date of such Term B Advance until such principal amount is paid in full (as well after as before judgment), at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to JPMorgan Chase Bank, as Administrative Agent, at _______________, _______________ _____, in same day funds without set-off or counterclaim. The Lender is hereby authorized to record the Term B Advance owing to the Lender by the Borrower and the maturity thereof, on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "TERM B ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral and guaranteed by the Guaranties as provided in the Loan Documents.

            THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                               STEEL DYNAMICS, INC.


                                               By
                                                  ------------------------------
                                                  Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                                             AMOUNT OF               UNPAID
                               AMOUNT OF           INTEREST PERIOD        PRINCIPAL PAID            PRINCIPAL              NOTATION
         DATE                   ADVANCE            (IF APPLICABLE)          OR PREPAID               BALANCE               MADE BY
         ----                  ---------           ---------------        --------------            ---------              -------


















                                                                       EXHIBIT B

                                                                         FORM OF
                                                             NOTICE OF BORROWING

JPMorgan Chase Bank,
  as Administrative Agent
  under the Credit Agreement
  referred to below

--------------------
--------------------                              [Date]

                  Attention:
                            ----------------------------

Ladies and Gentlemen:

            The undersigned, Steel Dynamics, Inc., refers to the Credit Agreement dated as of March 26, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the Lender Parties party thereto, JPMorgan Chase Bank, as Collateral Agent, JPMorgan Chase Bank, as Administrative Agent for the Lender Parties, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _________ __,
      ____.

            (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

            (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iv) The aggregate amount of the Proposed Borrowing is $__________.

            (v) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

            (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

            Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

                                               Very truly yours,

                                               STEEL DYNAMICS, INC.


                                               By
                                                  ------------------------------
                                                  Title:

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of March 26, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Steel Dynamics, Inc., an Indiana corporation (the "BORROWER"), the Lender Parties party thereto, JPMorgan Chase Bank, as Collateral Agent, JPMorgan Chase Bank, as Administrative Agent for the Lender Parties, and Morgan Stanley Senior Funding, Inc., as Arranger and Syndication Agent.

            Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

            1. Effective as of the Effective Date set forth below, such Assignor hereby transfers, sells and assigns, without recourse except as to the representations and warranties expressly made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto for the sum of $__________. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

            2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim created by it;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes, if any, held by such Assignor and requests that the Administrative Agent exchange such Note or Notes, if any, for a new Note or Notes, if any, payable to the order of (A) such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and (B) such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it has and will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee and that it is legally authorized to enter into this Agreement and Acceptance; (v) appoints and authorizes each Agent and each Issuing Bank to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent and such Issuing Bank by the terms thereof, together with such powers and discretion as are reasonably incidental thereto and expressly indemnifies and exculpates each Agent and such Issuing Bank in accordance with the terms of the Loan Documents; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under
Section 2.12 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


ASSIGNORS:
REVOLVING CREDIT FACILITY
      Percentage interest assigned                               %           %            %           %           %
      Revolving Credit Commitment assigned               $          $           $            $           $
      Aggregate outstanding principal amount of
          Revolving Credit Advances assigned             $          $           $            $           $
      Principal amount of Revolving Credit Note          $          $           $            $           $
          payable to ASSIGNOR

TERM A FACILITY
      Percentage interest assigned                               %           %            %           %           %
      Term A Commitment assigned                         $          $           $            $           $
      Outstanding principal amount of
          Term A Advance assigned                        $          $           $            $           $
      Principal amount of Term A Note                    $          $           $            $           $
          payable to ASSIGNOR

TERM B FACILITY
      Percentage interest assigned                               %           %            %           %           %
      Term B Commitment assigned                         $          $           $            $           $
      Outstanding principal amount of
          Term B Advance assigned                        $          $           $            $           $
      Principal amount of Term B Note                    $          $           $            $           $
          payable to ASSIGNOR

LETTER OF CREDIT FACILITY
      Letter of Credit Commitment assigned               $          $           $            $           $
      Letter of Credit Commitment retained               $          $           $            $           $

ASSIGNEES:
REVOLVING CREDIT FACILITY
      Percentage interest assumed                                %           %            %           %           %
      Revolving Credit Commitment assumed                $          $           $            $           $
      Aggregate outstanding principal amount of
          Revolving Credit Advances assumed              $          $           $            $           $
      Principal amount of Revolving Credit Note payable  $          $           $            $           $
          to ASSIGNEE

TERM A FACILITY
      Percentage interest assumed                                   %         %           %           %           %
      Term A Commitment assumed                          $          $           $            $           $
      Outstanding principal amount of
          Term A Advance assumed                         $          $           $            $           $
      Principal amount of Term A Note                    $          $           $            $           $
          payable to ASSIGNEE

TERM B FACILITY
      Percentage interest assumed                                   %         %           %           %           %
      Term B Commitment assumed                          $          $           $            $           $
      Outstanding principal amount of
          Term B Advance assumed                         $          $           $           $            $
      Principal amount of Term B Note                    $          $           $           $            $
          payable to ASSIGNEE

LETTER OF CREDIT FACILITY
      Letter of Credit Commitment assumed                $          $           $           $            $

Effective Date (if other than date of acceptance by Administrative Agent):

(1) _________ __, ____


                                    ASSIGNORS

                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____


                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____


                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By  _____________________________
                                             Title:

                                         Dated:  _________ __, ____
----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____


                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____


                                    ASSIGNEES

                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:


                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:

                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:


                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:



                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By  ______________________________
                                             Title:

                                         Dated:  _________ __, ____

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:

Accepted(2) [and Approved] this ____
day of ___________, ____

JPMORGAN CHASE BANK,
     as Administrative Agent

By ______________________________
     Title:

(3) [Approved this ____ day
of _____________, ____


STEEL DYNAMICS, INC.

By ______________________________
     Title: ]

----------
(2) Required if the Assignee is an Eligible Assignee except by reason of clause (b) of the definition of "Eligible Assignee".

(3) See footnote 2 and also only required so long as no Default or Event of Default has occurred and is continuing.